BELLEROPHON THERAPEUTICS, INC.
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement ("Agreement") is made as of September 26, 2017 (the
"Effective Date"), by and among Bellerophon Therapeutics, Inc., a Delaware corporation (the
"Company"), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the "Schedule of Purchasers"). Such persons and entities are hereinafter collectively referred to herein as "Purchasers" and each individually as a "Purchaser."
AGREEMENT
In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each
Purchaser (severally and not jointly) hereby agree as follows:
SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.
The Company has authorized the sale and issuance of 19,449,834 shares of its Common
Stock, par value $0.01 per share (the "Common Stock") and warrants in the form of Exhibit B attached hereto to purchase an aggregate of 19,449,834 shares of Common Stock (each a
"Warrant" and collectively the "Warrants"), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below)
shall be referred to as the "Shares." The Shares and the Warrants are referred to collectively as the "Securities."
SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES.
2.1 Sale of Securities. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, (a) the number of Shares set forth opposite such Purchaser's name on the Schedule of Purchasers and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on the
Schedule of Purchasers (such shares of Common Stock, the "Underlying Shares"). The purchase price of one share of Common Stock and one Warrant to purchase one share of Common Stock is
$1.205 and the aggregate purchase price for the Shares and Warrants purchased by each Purchaser is set forth opposite such Purchaser's name on the Schedule of Purchasers.1/
2.2 Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Securities that appear on the Schedule of Purchasers that relate to such
Purchaser. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Securities to each of the Purchasers is a separate sale. The obligations of each Purchaser
1/ Warrants will have an exercise price equal to 115% of the Market Price, which is defined as the consolidated closing bid price for the Company's common stock as of 4:00 p.m. Eastern Time on the date hereof, as reported by the Company's representative at Nasdaq's Market Intelligence Desk.

hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the
Securities such other Purchasers have agreed to purchase.
2.3 Lock-Up. Each Purchaser hereby agrees for the benefit of the Company that, without the prior written consent of the Company, the undersigned will not, from the date hereof through the period ending on the date that is 180 days from the Effective Date (the "Lock-Up
Period"), directly or indirectly, unless otherwise provided herein, (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"))
by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.
SECTION 3. CLOSING AND DELIVERY.
3.1 Closing. The closing of the purchase and sale of the Securities (which Securities are set forth in the Schedule of Purchasers) pursuant to this Agreement (the "Closing") shall be held on September 29, 2017 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.,
666 Third Avenue, New York, New York, 10017, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the "Closing Date").
3.2 Issuance of the Securities at the Closing. At the Closing, the Company shall issue or deliver to each Purchaser (a) evidence of a book entry position evidencing the Shares purchased by such Purchaser hereunder or one or more stock certificates registered in the name of such
Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares and (b) a Warrant registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Underlying Shares as set forth in the Schedule of Purchasers. The name(s) in which the
Shares and Warrant are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the "Purchaser Questionnaire" and the "Selling Stockholder Questionnaire," respectively), as completed by each Purchaser, which shall be provided to the Company no later than the Closing
Date. The Warrants shall be delivered to each Purchaser promptly following the Closing Date, but in any event within 10 business days following the Closing Date.
3.3 Delivery of the Registration Rights Agreement. At the Closing, the Company
and each Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Appendix III (the "Registration Rights Agreement"), with respect to the registration of the Shares and the Underlying Shares under the Securities Act of 1933, as amended
(the "Securities Act").
SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
COMPANY.
Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the "Schedule of Exceptions") or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:
4.1 Organization and Standing. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company (a "Company
Material Adverse Effect").
4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, the
Warrants and the Registration Rights Agreement (as defined below and collectively, the
"Transaction Documents"), sell and issue the Securities and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i)
as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration
Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.
4.3 Issuance and Delivery of the Securities. The Securities have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Underlying Shares have been duly authorized and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the
Securities is exempt from registration under the Securities Act.
4.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange
Commission (the "Commission") under Sections 13, 14(a) and 15(d) of the Exchange Act, in the
past 12 calendar months. As of their respective filing dates (or, if amended prior to the date of this
Agreement, when amended), all documents filed by the Company with the Commission (the "SEC

Documents") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the
Company included in the SEC Documents (the "Financial Statements") present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the
Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
4.5 Capitalization. The authorized capital stock of the Company consists of
125,000,000 shares of common stock and 5,000,000 shares of undesignated Preferred Stock. As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are
35,510,234 shares of Common Stock issued and outstanding. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 4,243,190 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company's 2015 Equity Incentive Plan, 2014 Equity Incentive Plan and the Assumed 2007 and
2010 Ikaria Plans (as well as any automatic increases in the number of shares of the Company's common stock reserved for future issuance under these plans) and 17,268,558 shares of Common
Stock reserved for issuance pursuant to existing warrants to purchase shares of Common Stock.
The issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Warrants will not give rise to any preemptive rights or other similar rights. There are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party.
4.6 Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that will have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights
Agreement except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the rules of the NASDAQ Global Market ("NASDAQ") with respect to the listing of the Shares and the Underlying Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights
Agreement.
4.8 No Default or Consents. Neither the execution, delivery or performance of the
Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the

Securities and the Underlying Shares) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the certificate of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.
4.9 No Material Adverse Change. Since June 30, 2017, except as disclosed in the
SEC documents, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Agreements or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.
4.10 No General Solicitation. Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of
Regulation D promulgated under the Securities Act) in connection with the offer or sale of the
Securities.
4.11 No Integrated Offering. Neither of the Company or any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Securities under the
Securities Act or cause this offering of the Securities to be integrated with prior offerings by the
Company for purposes of the Securities Act.
4.12 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.
4.13 Intellectual Property. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the SEC Documents to be conducted (the "Company Intellectual Property"). To the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the
Company. To the knowledge of the Company, there is no infringement by third parties of any
Company Intellectual Property. There is no pending or, to the Company's knowledge, threatened material action, suit, proceeding or claim by others challenging the Company's rights in or to any
Company Intellectual Property. There is no pending or, to the Company's knowledge, threatened material action, suit, proceeding or claim by others challenging the validity or scope of any

Company Intellectual Property. There is no pending or, to the Company's knowledge, threatened material action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office ("USPTO")
which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual
Property.
4.14 Compliance with NASDAQ Continued Listing Requirements. Except as disclosed in the SEC Documents, the Company is in compliance with applicable NASDAQ continued listing requirements. There are no proceedings pending or, to the Company's knowledge, threatened against the Company relating to the continued listing of the Common Stock on
NASDAQ and the Company has not received any notice of, nor to the Company's knowledge is there any reasonable basis for, the delisting of the Common Stock from NASDAQ.
4.15 Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the executive officers of the Company, all due diligence materials regarding the
Company, its business and the transactions contemplated hereby, furnished by or on behalf of the
Company to the Purchasers upon their request are, when taken together with the SEC Documents and the Schedule of Exceptions, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
4.16 Contracts. Each franchise, contract or other document of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the
Securities Act and the Exchange Act and the rules and regulations promulgated thereunder
(collectively, the "Material Contracts") is so described or filed, as applicable.
4.17 Properties and Assets. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance that would have a Material Adverse Effect.
4.18 Compliance. Except as would not, individually or in the aggregate, result in a
Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a "Company
Product"), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C.
301, et seq., the Public Health Service Act, 42 U.S.C.  262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, "Applicable Laws");
(ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Documents (collectively, "Authorizations") and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such
Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the
"FDA") or any other governmental entity alleging or asserting noncompliance with any Applicable
Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company
Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company's knowledge, has there been any noncompliance with or violation of any Applicable
Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar governmental entity with respect to a Company Product; (v) the Company has not received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company's knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity.
4.19 Taxes. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a
Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents.
4.20 Obligations to Related Parties. Except as set forth on the Schedule of Exceptions, there are no obligations of the Company to officers, directors, stockholders, or employees of the
Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the
officers, directors or, to the best of the Company's knowledge, stockholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the
Company, other than (a) passive investments in publicly traded companies (representing less than

1% of such company) which may compete with the Company and (b) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person's affiliation with a venture capital fund or similar institutional investor in such company. To the Company's knowledge, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).
4.21 Transfer Taxes. There are no transfer taxes or other similar fees or charges under
Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
4.22 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" as defined in the Investment
Company Act of 1940, as amended.
4.23 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect;
the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the
Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
4.24 Price of Common Stock. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares, Underlying Shares and the Warrants.
4.25 Governmental Permits, Etc. The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
4.26 Internal Control over Financial Reporting; Sarbanes-Oxley Matters. It being understood that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
4.27 Foreign Corrupt Practices. The Company is not nor, to the knowledge of the
Company, any director, officer, agent, or employee of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt
Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
4.28 Labor. No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents.
4.29 ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor,
the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all
Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the
"accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial
Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

4.30 Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a
Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
The Company has not been named as a "potentially responsible party" under the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended.
4.31 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
4.32 OFAC. The Company is not nor, to the knowledge of the Company, any director, officer, agent or employee of the Company (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign
Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of
Industry and Security of the U.S. Department of Commerce), the United Nations Security Council,
the European Union, or the United Kingdom (including sanctions administered or controlled by
Her Majesty's Treasury) (collectively, "Sanctions" and such persons, "Sanction Persons") or (ii)
will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of
Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company is not nor, to the knowledge of the
Company, any director, officer, agent, or employee of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory
(currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, "Sanctioned Countries" and each, a "Sanctioned Country"). Except as has been disclosed to the Purchasers or is not material to the analysis under any Sanctions, the Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding
3 years, nor does the Company have any plans to increase its dealings or transactions with
Sanctioned Persons, or with or in Sanctioned Countries.
4.33 No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, or, to the knowledge of the Company, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities
Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered
Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor"
disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a
"Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or
(d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered
Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.
4.34 Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered
Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.
4.35 Brokers. Neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement. The Company shall indemnify each Purchaser from and against any broker's, finder's or agent's fees for which the Company is responsible.
SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
PURCHASERS.
5.1 Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:
(a) Such Purchaser (if an entity) is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.
(b) Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence.
Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise),

management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
(c) The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser is not a broker-dealer registered with the SEC under the
Exchange Act or an entity engaged in a business that would require it to be so registered. Such
Purchaser understands that the Securities are characterized as "restricted securities" under the U.S.
federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
(d) Such Purchaser is an "accredited investor" within the meaning of Rule
501(a) under the Securities Act. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii)
have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser's charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v)
are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities.
(e) The execution, delivery and performance by such Purchaser of the
Transaction Documents to which such Purchaser is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.
(f) Purchaser is not a broker or dealer registered pursuant to Section 15 of the
Exchange Act (a "registered broker-dealer") and is not affiliated with a registered broker dealer.
Purchaser is not party to any agreement for distribution of any of the Securities.
(g) Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Closing Date, the Purchaser Questionnaire and the Selling
Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Purchaser Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing
Date and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.
(h) Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.
(i) Such Purchaser has no present intent to effect a "change of control" of the
Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the
Exchange Act.
(j) Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.
(k) Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising.
(l) Such Purchaser's residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser's name on its signature page hereto.
(m) Such Purchaser (including any person controlling, controlled by, or under common control with such Purchaser, as the term "control" is defined pursuant to the Hart-Scott-
Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the
"HSR Act")) in connection with the consummation of the transactions contemplated by this
Agreement will not be required to and will not complete a filing with the U.S. government pursuant to the HSR Act.
5.2 Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such
Purchaser, directly or indirectly executed any purchases or sales, including all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) ("Short Sales"), of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement, such
Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
5.3 Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the
Securities.
5.4 Legends.
(a) Purchaser understands that, until such time as the Shares have been sold pursuant to the Registration Statement or the Securities may be sold pursuant to Rule 144 under the Securities
Act ("Rule 144") without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates or book entry notations evidencing the Shares and the Underlying Shares may bear one or more legends in substantially the following form and substance:
"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S.
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED
IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER
SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,
TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR
OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT
SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE
WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A
TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH
REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION
OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH
TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE
SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."
It is understood that the Warrants may bear one or more legends in substantially the following form and substance:
"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES
LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR
ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED,

SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED,
HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS
EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH
CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS,
AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT
SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS
RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY
TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION
UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."
(b) The Company agrees that at such time as such legend is no longer required under this Section, it will, no later than three (3) business days following the delivery by a Purchaser to the Company, or the Company's transfer agent, of a certificate or book entry position representing
Shares or Underlying Shares, as applicable and if such Shares are certificated, issued with a restrictive legend, together with such representations and covenants of such Purchaser or such
Purchaser's executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a book entry position or certificate representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the
Purchasers by crediting the account of such Purchaser's prime broker with the Depository Trust
Company ("DTC"). All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.
(c) The restrictive legend set forth in this Section above shall be removed and the
Company shall issue a certificate or book entry position without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at DTC or in physical certificated shares, if appropriate, if (i) such Shares and Underlying Shares are registered for resale under the Securities Act (provided that, if the Purchase is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such
Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such
Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Any fees (with respect to the transfer agent, the Company's counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.
5.5 Restricted Securities. Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
SECTION 6. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING.
The Company's obligation to complete the sale and issuance of the Securities and deliver
Securities to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:
6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.
6.2 Representations and Warranties. The representations and warranties made by the
Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the
Closing Date.
6.3 Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, the Purchaser Questionnaire and the
Selling Stockholder Questionnaire.
SECTION 7. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING.
Each Purchaser's obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Purchaser:
7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
7.2 Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.
7.3 Certificate. Each Purchaser shall have received a certificate signed by the Chief
Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.4 Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware.
7.5 NASDAQ Approval. The Company shall have filed with NASDAQ a Notification
Form: Listing of Additional Shares for the listing of the Shares and the Underlying Shares.
7.6 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
7.7 Stop Orders. No stop order or suspension of trading shall have been imposed by the NASDAQ Global Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.
SECTION 8. TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.
8.1 The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:
(a) upon the mutual written consent of the Company and Purchasers that agreed to purchase a majority of the Securities to be issued and sold pursuant to this Agreement;
(b) by the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company; or
(c) by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the
Purchaser;
provided, however, that, except in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction
Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.
8.2 Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction
Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
SECTION 9. BROKER'S FEES.
Except as set forth on the Schedule of Exceptions, the Company and each Purchaser
(severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Securities.

SECTION 10. ADDITIONAL AGREEMENTS OF THE PARTIES.
10.1 NASDAQ Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
10.2 Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchasers' representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the
Company to discuss the business and affairs of the Company.
10.3 Termination of Covenants. The provisions of Sections 10.1 and 10.2 shall terminate and be of no further force and effect on the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement)
shall terminate.
10.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Purchaser.
The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.
10.5 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
10.6 Short Sales and Confidentiality After the Date Hereof. Each Purchaser
covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or
(ii) this Agreement is terminated in full. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such
Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and
Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation
Finance.
10.7 Securities Laws Disclosure. The Company will timely and no later than four (4)
business days from the date of this Agreement file a Current Report on Form 8-K with the
Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the agreements required to be filed in connection therewith.
10.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the
Securities hereunder as further set forth on Schedule 4.15 of the Schedule of Exceptions and shall not use such proceeds for (a) the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices),
(b) the redemption of any Common Stock or Common Stock equivalent or (c) the settlement of any outstanding litigation.
SECTION 11. INDEMNIFICATION.
11.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an "Indemnified Party"), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each
Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Securities
(including the Underlying Shares), or (ii) the inaccuracy of any representations made by such
Indemnified Party herein.
11.2 Indemnification by Purchasers. Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each
Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such
Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 7 above respecting the sale of the

Securities (including the Underlying Shares) unless such failure by such Purchaser is directly caused by the Company's failure to provide written notice of a Suspension to such Purchaser or (ii)
the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No
Purchaser shall be liable for the indemnification obligations of any other Purchaser.
SECTION 12. NOTICES.
All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:
if to the Company, to:
Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302
Warren, New Jersey 07059
Attention: Chief Executive Officer
Facsimile: (844) 325-6587
E-Mail: Fabian.tenenbaum@bellerophon.com
with a copy (which shall not constitute notice) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attention: Jeffrey P. Schultz
Facsimile: (212) 983-3115
E-Mail: jschultz@mintz.com
or to such other person at such other place as the Company shall designate to the Purchasers in writing; and
(a) if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.
SECTION 13. MISCELLANEOUS.
13.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares and the Underlying Shares
(assuming the exercise of the then-outstanding Warrants).

13.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
13.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
13.4 Replacement of Shares or Warrants. If the Shares are certificated and any certificate or instrument evidencing any Shares or Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company's transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company's transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Warrant. If a replacement certificate or instrument evidencing any Shares or Warrant is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
13.5 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other
Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any
Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this
Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
13.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other
Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, District of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of
New York, District of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
13.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
13.8 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
13.9 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
13.10 Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
13.11 Survival. The representations, warranties, covenants and agreements made in this
Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.
[signature pages follow]
SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
BELLEROPHON THERAPEUTICS, INC.
By:
Name: Fabian Tenenbaum
Title: Chief Executive Officer

SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT

PURCHASERS:
By: _________________________________
Name: _________________________________
Title: _________________________________
Address:
Fax: ______________________________
E-Mail: ______________________________
Jens Luehring
Jens Luehring
C/o Linde North America Inc
200 Corporate Somerset Blvd, Suite 7000
Bridgewater, NJ 08807
jens.luehring@linde.com

SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT

PURCHASERS:
By: _________________________________
Name: __Jonathan Peacock_______________
Title: ___Chairman______________________
Address:
Fax: ______________________________
E-Mail: ______________________________
184 Liberty Corner Rd, Ste 302
Warren, NJ 07059

SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT

PURCHASERS:
By: _________________________________
Name: _________________________________
Title: _________________________________
Address:
Fax: ______________________________
E-Mail: ______________________________
Naseem Amin
Non Exec Director
20 Blenheim Road
London, NW8 0LX, UK
amin.naseem@gmail.com

SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT

PURCHASERS:
By: ______/s/Theodore Wang________________
Name: _____Theodore Wang______________
Title: ______Managing Partner______________
Address: 950 3rd Ave, 25th FL, New York, NY 10022
Fax: ______________________________
E-Mail: ______________________________

SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT

PURCHASERS:
By: _________________________________
Name: _________________________________
Title: _________________________________
Address:
Fax: ______________________________
E-Mail: ______________________________
Linde North America Inc
Jens Luehring
C/o Linde North America Inc
200 Corporate Somerset Blvd, Suite 7000
Bridgewater, NJ 08807
jens.luehring@linde.com
President & CFO

EXHIBIT A
SCHEDULE OF PURCHASERS
[To be attached]
EXHIBIT B
FORM OF WARRANT
[To be attached]
SCHEDULE OF EXCEPTIONS
September 26, 2017
This Schedule of Exceptions is being furnished by Bellerophon Therapeutics, Inc., a
Delaware corporation, (the "Company"), to the Purchasers listed on Exhibit A to that certain
Securities Purchase Agreement of even date herewith by and among the Company and such
Purchasers (the "Agreement") in connection with the execution and delivery of the Agreement, pursuant to Section 4 of the Agreement. Unless the context otherwise requires, all capitalized terms used in this Schedule of Exceptions shall have the respective meanings ascribed to such terms in the Agreement.
This Schedule of Exceptions and the information, descriptions and disclosures included herein is intended to set forth exceptions to the representations and warranties of the Company contained in the Agreement. The contents of all agreements and other documents referred to in a particular section of this Schedule of Exceptions are incorporated by reference into such particular section as though fully set forth in such section.
Schedule 4.8 No Defaults or Consents
Pursuant to a Stockholders Agreement with the investment funds affiliated with New Mountain
Capital (the "New Mountain Entities"), the Company must obtain prior written approval from the
New Mountain Entities before authorizing, issuing or selling any equity or debt of the Company.
The New Mountain Entities have agreed to waive such right.
Pursuant to a Registration Rights Agreement with New Mountain and other investors, the holders have "incidental" registration rights whenever the Company files a registration statement on Form
S-1 or S-3. Such provision has been waived by the holders of 50% of the outstanding registrable securities covered by the agreement.
Schedule 4.15 Disclosure
The Company will use the proceeds from the sale of Securities hereunder for: general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expense.
Schedule 9 Brokers' Fees.
The Company will pay Angel Pond Capital LLC a fee of $650,000.
Appendix I
Purchaser Questionnaire
Appendix II
Selling Stockholder Notice and Questionnaire
Appendix III
Registration Rights Agreement
72108604v.7